Exhibit 99.1

FOR IMMEDIATE RELEASE:

MEDALLION BANK REPORTS 2021 FOURTH QUARTER AND FULL-YEAR RESULTS AND DECLARES SERIES F PREFERRED STOCK DIVIDEND

SALT LAKE CITY, UT – January 28, 2022 – Medallion Bank (Nasdaq: MBNKP, the “Bank”), an FDIC-insured bank providing consumer loans for the purchase of recreational vehicles, boats, and home improvements, along with loan origination services to fintech partners, announced today its 2021 fourth quarter and full-year results.

2021 Fourth Quarter Highlights

•	Net income of $19.0 million, compared to net income of $14.3 million in the prior year period.

•	Net interest income of $37.3 million, compared to $31.3 million in the prior year period.

•	Provision for loan losses was $1.6 million, compared to a quarterly benefit of $4.0 million in the prior year period.

•	Annualized net charge-offs were 0.3% of average loans outstanding, compared to 9.7% in the prior year period.

•	The recreation and home improvement loan portfolios grew 20.8% and 30.7%, respectively, from December 31, 2020.

•	Total assets were $1.5 billion, total capital was $262.4 million, and the Tier 1 leverage ratio was 17.5% at December 31, 2021.

2021 Full-Year Highlights

•	Record net income of $70.0 million, compared to net income of $2.5 million in 2020.

•	Net interest income of $136.8 million, compared to $118.3 million in 2020.

•	Return on assets was 5.0%, compared to 0.2% in 2020.

•	Provision for loan losses was $3.7 million, compared to a provision for loan losses of $63.0 million in 2020.

•	Net charge-offs were 1.2% of average loans outstanding, compared to 5.0% in 2020.

Donald Poulton, President and Chief Executive Officer of Medallion Bank, stated, “We finished our best year since we began operating in 2003 with strong quarterly net income driven by the continued growth of our consumer lending businesses. Both our recreation lending and home improvement lending segments had exceptional years. The industries served by these segments experienced elevated demand throughout 2021, which led to sustained portfolio growth, plus we continued to benefit from historically low loan loss provisions. We ended the year with a return on assets of 5.0% and a return on equity of 29.1%, both consistent with supportive economic conditions and growth in the recreation and home improvement industries. We are focused on building on this momentum in 2022.”

Recreation Lending Segment

•	The Bank’s recreation loan portfolio grew 20.8% to $965.3 million as of December 31, 2021, compared to $799.0 million at December 31, 2020.

•	Quarterly net interest income was $28.7 million, compared to $24.9 million in the prior year period.

•	Recreation loans were 68.2% of loans receivable as of December 31, 2021, compared to 68.4% at December 31, 2020.

•	The quarterly provision for recreation loan losses was $2.1 million, compared to $3.0 million in the prior year period.

•	Recreation loans 90 days or more past due were $3.9 million, or 0.5% of gross recreation loans, as of December 31, 2021, compared to $5.4 million, or 0.7%, at December 31, 2020.

Home Improvement Lending Segment

•	The Bank’s home improvement loan portfolio grew 30.7% to $436.9 million as of December 31, 2021, compared to $334.2 million at December 31, 2020.

•	Quarterly net interest income was $8.5 million, compared to $6.8 million in the prior year period.

•	Home improvement loans were 30.9% of loans receivable as of December 31, 2021, compared to 28.6% at December 31, 2020.

•	The quarterly provision for home improvement loan losses was $1.2 million, compared to $0.7 million in the prior year period.

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Home improvement loans 90 days or more past due were $133,000, or less than 0.1% of gross home improvement loans, as of December 31, 2021, compared to $171,000, or less than 0.1%, at December 31, 2020.

Series F Preferred Stock Dividend

On January 27, 2022, the Bank’s Board of Directors declared a quarterly cash dividend of $0.50 per share on the Bank’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, which trades on the Nasdaq Capital Market under the ticker symbol “MBNKP.” The dividend is payable on April 1, 2022, to holders of record at the close of business on March 15, 2022.

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About Medallion Bank

Medallion Bank specializes in providing consumer loans for the purchase of recreational vehicles, boats and home improvements, and offering loan origination services to fintech partners. The Bank works directly with thousands of dealers, contractors and financial service providers serving their customers throughout the United States. Medallion Bank is a Utah-chartered, FDIC-insured industrial bank headquartered in Salt Lake City and is a wholly owned subsidiary of Medallion Financial Corp. (Nasdaq: MFIN).

For more information, visit www.medallionbank.com

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, costs, sales, net investment income, earnings, returns and growth. These statements are often, but not always, made through the use of words or phrases such as “expect,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature, such as “building”, “maintaining” or “momentum.” These statements relate to our future earnings, returns, capital levels, growth prospects, asset quality and pursuit and execution of our strategy. Medallion Bank’s actual results may differ significantly from the results discussed in such forward-looking statements. For a description of certain risks to which Medallion Bank is or may be subject, please refer to the factors discussed under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in Medallion Bank’s Form 10-K for the year ended December 31, 2020, and in its Quarterly Reports on Form 10-Q, filed with the FDIC. Medallion Bank’s Form 10-K, Form 10-Qs and other FDIC filings are available in the Investor Relations section of Medallion Bank’s website. In addition, Medallion Bank’s financial results for any period are not necessarily indicative of Medallion Financial Corp.’s results for the same period.

Company Contact:

Investor Relations

212-328-2176

InvestorRelations@medallion.com

MEDALLION BANK

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(In thousands)	2021	2020	2021	2020
Total interest income	$41,436	$36,349	$154,310	$140,654
Total interest expense	4,178	5,015	17,544	22,330

Net interest income	37,258	31,334	136,766	118,324
Provision (benefit) for loan losses	1,578	(3,959)	3,746	63,048

Net interest income after provision for loan losses	35,680	35,293	133,020	55,276

Other income (loss)
Write-downs of loan collateral in process of foreclosure and other assets	(140)	(7,393)	(2,990)	(18,199)
Other non-interest income	386	86	1,144	261

Total other (loss)	246	(7,307)	(1,846)	(17,938)

Non-interest expense
Salaries and benefits	3,838	2,665	12,237	10,275
Loan servicing	2,756	2,739	10,692	11,158
Collection costs	1,305	1,021	4,775	4,294
Regulatory fees	489	874	1,872	1,822
Professional fees	366	446	1,695	2,017
Occupancy and equipment	217	106	789	783
Other	872	633	3,552	3,546

Total non-interest expense	9,843	8,484	35,612	33,895

Income before income taxes	26,083	19,502	95,562	3,443
Provision for income taxes	7,071	5,177	25,563	928

Net income	$19,012	$14,325	$69,999	$2,515

MEDALLION BANK

BALANCE SHEETS

(UNAUDITED)

(In thousands)	December 31, 2021	December 31, 2020
Assets
Cash and federal funds sold	$61,402	$58,977
Investment securities, available-for-sale	44,772	46,792
Loans, inclusive of net deferred loan acquisition costs	1,415,415	1,167,748
Allowance for loan losses	(53,384)	(65,557)

Loans, net	1,362,031	1,102,191
Loan collateral in process of foreclosure	21,438	35,557
Fixed assets and right-of-use assets, net	4,230	3,418
Deferred tax assets	7,576	11,839
Due from affiliates	—	3,298
Income tax receivable	—	549
Accrued interest receivable and other assets	37,788	28,746

Total assets	$1,539,237	$1,291,367

Liabilities and shareholders’ equity
Deposits and other funds borrowed	$1,250,880	$1,065,398
Accrued interest payable	1,228	1,515
Income taxes payable	16,104	—
Other liabilities	7,672	5,980
Due to affiliates	906	—

Total liabilities	1,276,790	1,072,893

Total shareholders’ equity	262,447	218,474

Total liabilities and shareholders’ equity	$1,539,237	$1,291,367

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